Exhibit 99.1

K2M Group Holdings, Inc. Reports Preliminary Fourth Quarter and
Full Year 2017 Financial Results

LEESBURG, Va., January 8, 2018 (GLOBE NEWSWIRE) -- K2M Group Holdings, Inc. (NASDAQ:KTWO) (the "Company" or "K2M"), a global leader of complex spine and minimally invasive solutions focused on achieving three-dimensional Total Body Balance™, today announced preliminary financial results for the fourth quarter and full year ended December 31, 2017.
Fiscal Year 2017 Financial Summary:

•	Full year 2017 revenue of $257.5 million to $258.1 million, up approximately 9% year-over-year on a reported and constant currency basis.

•	The Company continues to expect full year 2017 net loss and Adjusted EBITDA will be within the range of its previously provided guidance.
Fourth Quarter Revenue Summary:

•	Total Q4 revenue of $67.3 million to $67.9 million, up approximately 9% to 10% year-over-year, or 8% to 9% on a constant currency basis

◦	Domestic Q4 revenue of $51.7 million to $52.0 million, up approximately 9% year-over-year, comprised of:

▪	U.S. Complex Spine growth of approximately 8% year-over-year

▪	U.S. Minimally Invasive Surgery (MIS) growth of approximately 15% year-over-year

▪	U.S. Degenerative growth of approximately 8% year-over-year

◦	International Q4 revenue of $15.6 million to $15.9 million, up approximately 11% to 13% year-over-year, or 8% to 10% on a constant currency basis
“Our preliminary financial results for calendar year 2017 reflect total revenue growth of approximately 9% year-over-year, above the high-end of our guidance range,” said Chairman, President, and Chief Executive Officer, Eric Major. “We delivered approximately 9% growth in the U.S. in 2017—well above-market growth rates—driven by solid execution against our strategic goal of increasing market share by introducing new and innovative spinal implant solutions and expanding our distribution footprint. We have supplemented this organic growth activity with exciting product introductions in both the complex spine and degenerative categories. Looking out to 2018, we are excited about the opportunity of our first-of-its-kind MOJAVE™ PL 3D Expandable Interbody System featuring Lamellar 3D Titanium Technology™ and our YUKON™ OCT Spinal System that can be used with the PALO ALTO® Cervical Static Corpectomy Cage System, the first and only static corpectomy cage in the world to receive a cervical 510(k) clearance. We also announced an important strategic collaboration with Brainlab, one of the world's leading imaging and navigation companies, that we believe will represent additional implant sales opportunities in the second half of 2018. Our Brainlab collaboration will complement our recent launches of the BACS® platform and the EVEREST® Minimally Invasive XT Spinal System.”
Mr. Major continued, “We remain confident in our ability to drive above-market growth in the U.S., fueled by our continued focus on leading the spine market by introducing new and innovative spinal implant solutions to help surgeons care for patients around the world who suffer from debilitating spinal pathologies. We expect our revenue to increase 9%—10% in 2018 with improved profitability.”
The financial estimates presented above are preliminary and remain subject to management's final review as well as audit by the Company's independent registered public accounting firm. The Company intends to report complete fourth quarter and full-year 2017 financial results in late February. Details regarding the timing of the release of those results, as well as details of a conference call and publicly available webcast, will be announced in a subsequent press release.

About K2M
K2M Group Holdings, Inc. is a global leader of complex spine and minimally invasive solutions focused on achieving three-dimensional Total Body Balance. Since its inception, K2M has designed, developed, and commercialized innovative complex spine and minimally invasive spine technologies and techniques used by spine surgeons to treat some of the most complicated spinal pathologies. K2M has leveraged these core competencies into Balance ACS® a platform of products, services, and research to help surgeons achieve three-dimensional spinal balance across the axial, coronal, and sagittal planes, with the goal of supporting the full continuum of care to facilitate quality patient outcomes. The Balance ACS platform, in combination with the Company's technologies, techniques and leadership in the 3D-printing of spinal devices, enable K2M to compete favorably in the global spinal surgery market. For more information, visit www.K2M.com and connect with us on Facebook, Twitter, Instagram, LinkedIn and YouTube.
Forward-Looking Statements
This press release contains forward-looking statements that reflect current views with respect to, among other things, operations and financial performance.  Forward-looking statements include all statements that are not historical facts such as our statements about our expected financial results and guidance and our expectations for future business prospects.  In some cases, you can identify these forward-looking statements by the use of words such as, “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.  Such forward-looking statements are subject to various risks and uncertainties including, among other things: our ability to achieve or sustain profitability in the future; our ability to demonstrate to spine surgeons the merits of our products and retain their use of our products; pricing pressures and our ability to compete effectively generally in our industry; collaboration and consolidation in hospital purchasing; inadequate coverage and reimbursement for our products from third-party payers; lack of long-term clinical data supporting the safety and efficacy of our products; dependence on a limited number of third-party suppliers; our ability to maintain and expand our network of direct sales employees, independent sales agencies and international distributors and their level of sales or distribution activity with respect to our products; proliferation of physician-owned distributorships in the industry; decline in the sale of certain key products; loss of key personnel; our ability to enhance our product offerings through research and development; our ability to manage expected growth; our ability to successfully acquire or invest in new or complementary businesses, products or technologies; our ability to educate surgeons on the safe and appropriate use of our products; costs associated with high levels of inventory; impairment of our goodwill and intangible assets; disruptions to our corporate headquarters and operations facilities or critical information technology systems, distributors or surgeon users; our ability to ship a sufficient number of our products to meet demand; our ability to strengthen our brand; fluctuations in insurance cost and availability; our ability to comply with extensive governmental regulation within the United States and foreign jurisdictions; our ability  to maintain or obtain regulatory approvals and clearances within the United States and foreign jurisdictions; voluntary corrective actions by us or our distribution or other business partners or agency enforcement actions; recalls or serious safety issues with our products; enforcement actions by regulatory agencies for improper marketing or promotion; misuse or off-label use of our products; delays or failures in clinical trials and results of clinical trials; legal restrictions on our procurement, use, processing, manufacturing or distribution of allograft bone tissue; negative publicity concerning methods of tissue recovery and screening of donor tissue; costs and liabilities relating to environmental laws and regulations; our failure or the failure of our agents to comply with fraud and abuse laws; U.S. legislative or Food and Drug Administration regulatory reforms; adverse effects of medical device tax provisions; potential tax changes in jurisdictions in which we conduct business; our ability to generate significant sales; potential fluctuations in sales volumes and our results of operations over the course of the year; uncertainty in future capital needs and availability of capital to meet our needs; our level of indebtedness and the availability of borrowings under our credit facility; restrictive covenants and the impact of other provisions in the indenture governing our convertible  senior notes and our credit facility;  continuing worldwide economic instability; our ability to protect our intellectual property rights; patent litigation and product liability lawsuits; damages relating to trade secrets or non-competition or non-solicitation agreements; risks associated with operating internationally; fluctuations in foreign currency exchange rates; our ability to comply with the Foreign Corrupt Practices Act and similar laws; our ability to implement and maintain effective internal control over financial reporting; potential volatility in our stock price; our lack of current plans to pay cash dividends; increased costs and additional regulations and requirements as a result of no longer qualifying as an emerging growth company as of December 31, 2017; potential dilution by the future issuances of additional common stock in connection with our incentive plans, acquisitions or otherwise; anti-takeover provisions in our organizational documents and our ability to issue preferred stock without shareholder approval; potential limits on our ability to use our net operating loss carryforwards; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and our Quarterly Report filed with the SEC on November 1, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and our filings with the SEC.

We operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Unless specifically stated otherwise, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make.
Investor Contact:
Westwicke Partners on behalf of K2M Group Holdings, Inc.
Mike Piccinino, CFA, 443-213-0500
K2M@westwicke.com

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